Exhibit 99.1
Wheels Up Announces Second Quarter Results
Premium fleet and Signature Membership growth continue to drive commercial, operational and financial progress
Over 100 Brand Days with zero cancellations year-to-date, marking a new reliability milestone
Multi-year extension of Delta’s $100M revolving credit facility commitment reflects continued support from lead investor group

ATLANTA – August 4, 2026 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the second quarter of 2026. Highlights of the quarter, including GAAP results, non-GAAP financial measures and key operating metrics, are on pages three to five and incorporated herein.

Commentary from Wheels Up’s Chief Executive Officer George Mattson about the Company’s financial and operating results for the second quarter of 2026 is included in an Investor Letter that can be found on Wheels Up’s Investor Relations website at https://investors.wheelsup.com.

Second Quarter 2026 Results
•GAAP Revenue of $182.0 million, a reduction of 4% year over year, driven primarily by the disposition of non-core services businesses in 2025. Private jet Flight revenue was flat for the quarter, as demand more than doubled for premium aircraft with the controlled fleet of Phenoms and Challengers expanding from 22 to 40 year over year, offsetting legacy fleet retirements.
•Total Gross Bookings (the total gross spend on private jet flight services, including private jet charter, group charter and cargo services) of $241.8 million, down 8% year over year, primarily reflecting lower U.S. private jet charter volume driven by transitory process and technology inefficiencies from our sales force transformation.
•Gross profit of $9.6 million improved by $7 million versus the prior year period, with results impacted by approximately $5 million of business transformation-related expenses. Net loss of $107 million, or $(2.97) per share, increased by $25 million versus the prior year period, primarily due to a combined $13 million increase in interest expense and aircraft lease costs, along with a $13 million non-cash impairment charge associated with the legacy fleet retirement.
•Adjusted Contribution of $22.5 million, a 2% decline from the prior year period, and Adjusted Contribution Margin of 12.4%, versus 12.2% in the prior year period. The Company estimates approximately 6 points of year-over-year margin pressure came from the prior year sale of non-core services businesses (~4 points) and transitory inefficiencies from the ongoing business transformation (~2 points).
•Adjusted EBITDAR loss of $19.9 million, a 27% improvement compared to the prior year period, driven by the streamlined fleet of Phenoms and Challengers that produced a 20% increase in Utility in the second quarter of 2026.

“Wheels Up made meaningful progress this quarter, completing our fleet modernization, reaching record levels of operational reliability, strengthening our Delta partnership, and building momentum with our Signature Membership,” said George Mattson, Wheels Up Chief Executive Officer. “The entire Wheels Up team is focused on delivering a great experience for our customers while also making the business more efficient, scalable and profitable. With the legacy fleet transition behind us and technology investments like BrokerOS expected to drive growth in our charter business, we enter the second half of the year with increasing confidence in our ability to execute against our plan and create long-term value for shareholders.”

Business Highlights
•Realizing benefits of fleet transformation. Premium Phenom and Challenger jets now comprise 100% of Wheels Up’s active controlled jet fleet. With legacy fleets fully retired as of April, customers now benefit from a consistent premium onboard experience as the Company drives fleet simplification and scale to maximize operating efficiency and fleet profitability.
•Continued commercial momentum. Our Wheels Up Signature Membership program has grown to more than 1,200 members(1) since launch and now represents over 50% of our active member base. Signature members fly more hours at higher rates on average, strengthening our revenue mix and improving visibility into future demand. The Delta partnership also continues to deliver tangible results, most visibly in the corporate channel, which grew more than 8% year over year across our membership and charter offerings combined.
•Maintaining best-in-class operational excellence. Wheels Up achieved a Completion Rate of 99.4% (up nearly 2 points year over year) and On-Time Performance (A-30), or arrival within 30 minutes of the scheduled time, of 86.8% (up more than 6 points year over year). Through the end of July 2026, the Company had recorded 119 Brand Days, or days with a perfect Completion Rate and no cancellations, surpassing its full year goal.
•Leveraging technology in our charter business. Wheels Up announced plans to implement Surf Air Mobility’s Enterprise BrokerOS platform, powered by industry-leading AI technology partner, Palantir. BrokerOS will replace multiple legacy systems and enable enhanced charter solutions for customers and faster, more informed decision-making across the charter booking process.
•Investing in our fleet, including branded liveries and interiors with high-speed, satellite WiFi. Wheels Up’s entire active controlled fleet is now equipped with satellite WiFi, allowing customers to access high-speed, streaming quality internet service on all of its premium Phenom and Challenger aircraft.
•Continued lead investor support and completed financings. During the second quarter, the Company closed on two previously announced financial transactions – a new $100 million term loan provided by its lead investor group and a new $68 million aircraft financing facility arranged by a subsidiary of AIP Capital – supporting its multi-year growth plans. Subsequent to the end of the quarter, Delta and the Company extended the availability period for Delta’s $100 million revolving credit facility commitment by an additional two years, to September 20, 2028.
•Actions to improve productivity and efficiency. As previously announced, Wheels Up continues to implement initiatives expected to deliver approximately $70 million or more in annual cash cost savings through operational efficiencies, productivity improvements and overhead reductions. The Company substantially completed these initiatives during the second quarter of 2026 and continues to implement discrete efficiency and cost control opportunities across its business and operations, which are expected to be realized by the end of 2026.

__________________
(1)     Reflects Wheels Up Signature members and Custom Enterprise Solutions accounts modeled after Wheels Up Signature Membership.

Financial and Operating Highlights(1)

	Three Months Ended June 30,
(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	2026	2025	% Change
Total Gross Bookings	$241,824	$261,948	(8)%

Private Jet Gross Bookings	$190,690	$208,326	(8)%

Live Flight Legs	8,649	11,971	(28)%

Private Jet Gross Bookings per Live Flight Leg	$22,048	$17,403	27%

Utility(2)	49.5	41.1	20%

Completion Rate	99.4%	97.5%	2 pp

On-Time Performance (A-30)	86.8%	80.3%	6 pp

On-Time Performance (D-60)	94.4%	88.8%	6 pp

3+ Hour Delay Rate	1.2%	2.8%	(2) pp

	Six Months Ended June 30,
	2026	2025	% Change
Total Gross Bookings	$508,991	$503,850	1%

Private Jet Gross Bookings	$383,849	$413,619	(7)%

Live Flight Legs	16,442	22,866	(28)%

Private Jet Gross Bookings per Live Flight Leg	$23,346	$18,089	29%

	Three Months Ended June 30,
(In thousands, except percentages)	2026	2025	$ Change		% Change
Revenue	$181,999	$189,637	$(7,638)		(4)%
Gross profit	$9,565	$2,192	$7,373		336%
Adjusted Contribution	$22,545	$23,070	$(526)		(2)%
Adjusted Contribution Margin	12.4%	12.2%	N/A	0.2	pp
Net loss	$(107,249)	$(82,299)	$(24,950)		(30)%
Adjusted EBITDA	$(26,162)	$(31,218)	$5,056		16%
Adjusted EBITDAR	$(19,934)	$(27,300)	$7,366		27%

	Six Months Ended June 30,
(In thousands, except percentages)	2026	2025	$ Change		% Change
Revenue	$350,921	$367,167	$(16,246)		(4)%
Gross profit	$7,577	$1,088	$6,489		596%
Adjusted Contribution	$37,319	$45,511	$(8,192)		(18)%
Adjusted Contribution Margin	10.6%	12.4%	N/A	(2)	pp
Net loss	$(190,207)	$(181,612)	$(8,595)		(5)%
Adjusted EBITDA	$(56,716)	$(61,881)	$5,165		8%
Adjusted EBITDAR	$(40,726)	$(52,605)	$11,879		23%
Net cash used in operating activities	$(191,263)	$(110,804)	$(80,459)		(73)%
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(1)For information regarding Wheels Up’s use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures,” “Reconciliations of Non-GAAP Financial Measures” and “Update to Non-GAAP Definitions - Adjustments for Accounting Gains and Losses from Aircraft Sales” sections herein.
(2)For the three months ended June 30, 2026, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 46.9, 62.5 and 8.0 hours, respectively. For the three months ended June 30, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 49.0, 54.0 and 40.6 hours, respectively. The decline in Utility of our legacy fleet aircraft during the three months ended June 30, 2026 reflects our decision to retire those aircraft from revenue service in April 2026.
N/A    Not applicable

About Wheels Up
Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, market conditions in the private aviation industry and the anticipated success of Wheels Up’s sales efforts and service offerings, including its membership program and charter solutions; (ii) Wheels Up’s ongoing business transformation, including its efforts to scale its premium aircraft fleet, dispose of retired legacy aircraft and implement operational efficiency and cost control initiatives, and its ability to execute such transformation on the timeline that it currently anticipates and realize the anticipated commercial, financial and operational benefits during and after the expected period of transition; (iii) Wheels Up’s ability to achieve its financial goals on the most recent schedule that it has announced; (iv) Wheels Up’s liquidity, working capital levels, future cash flows, debt and capital resources, and its ability to perform under its contractual and debt obligations in the future; (v) the potential benefits or impacts to Wheels Up from strategic actions, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing debt and commercial arrangements; and (vi) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, changes in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, domestic and foreign hostilities, government shutdowns or funding changes, and other factors that influence consumer and business spending decisions or cost dynamics. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026, under Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 11, 2026 and in our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Non-GAAP Financial Measures,” “Reconciliations of Non-GAAP Financial Measures” and “Update to Non-GAAP Definitions - Adjustments for Accounting Gains and Losses from Aircraft Sales” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Change in
	2026	2025	$	%
Revenue	$181,999	$189,637	$(7,638)	(4)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	160,314	173,955	(13,641)	(8)%
Technology and development	8,842	9,358	(516)	(6)%
Sales and marketing	26,747	24,385	2,362	10%
General and administrative	31,666	30,232	1,434	5%
Depreciation and amortization	12,120	13,490	(1,370)	(10)%
Impairment on legacy fleet retirement	12,736	—	12,736	—%
(Gain) on sale of aircraft held for sale	(590)	(2,203)	1,613	(73)%
Loss (gain) on disposal of assets, net	4,555	20	4,535	100%
Total costs and expenses	256,390	249,237	7,153	3%

Loss from operations	(74,391)	(59,600)	(14,791)	(25)%

Other (expense) income
Loss on extinguishment of debt	(25)	(22)	(3)	14%
Loss on divestiture	(507)	—	(507)	—%
Interest income	566	836	(270)	(32)%
Interest expense	(32,950)	(22,084)	(10,866)	49%
Other (expense) income, net	(61)	(470)	409	(87)%
Total other (expense) income	(32,977)	(21,740)	(11,237)	52%

Loss before income taxes	(107,368)	(81,340)	(26,028)	(32)%

Income tax benefit (expense)	119	(959)	1,078	112%

Net loss	(107,249)	(82,299)	(24,950)	(30)%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(107,249)	$(82,299)	$(24,950)	(30)%

Net loss per share of Class A common stock:
Basic and diluted	$(2.97)	$(2.35)	$(0.62)	(26)%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	36,116,200	34,949,848	1,166,352	3.3%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Six Months Ended June 30,		Change in
	2026	2025	$	%
Revenue	$350,921	$367,167	$(16,246)	(4)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	319,510	332,379	(12,869)	(4)%
Technology and development	17,581	19,882	(2,301)	(12)%
Sales and marketing	48,930	46,546	2,384	5%
General and administrative	58,503	87,049	(28,546)	(33)%
Depreciation and amortization	23,834	33,700	(9,866)	(29)%
Impairment on legacy fleet retirement	12,736	—	12,736	—%
(Gain) on sale of aircraft held for sale	(3,098)	(8,754)	5,656	(65)%
Loss (gain) on disposal of assets, net	4,672	(3,269)	7,941	100%
Total costs and expenses	482,668	507,533	(24,865)	(5)%

Loss from operations	(131,747)	(140,366)	8,619	(6)%

Other (expense) income
Loss on extinguishment of debt	(42)	(60)	18	(30)%
Loss on divestiture	(507)	—	(507)	—%
Interest income	808	1,984	(1,176)	(59)%
Interest expense	(58,257)	(41,964)	(16,293)	39%
Other (expense) income, net	(72)	(169)	97	(57)%
Total other (expense) income	(58,070)	(40,209)	(17,861)	44%

Loss before income taxes	(189,817)	(180,575)	(9,242)	5%

Income tax benefit (expense)	(390)	(1,037)	647	(62)%

Net loss	(190,207)	(181,612)	(8,595)	5%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(190,207)	$(181,612)	$(8,595)	5%

Net loss per share of Class A common stock:
Basic and diluted	$(5.25)	$(5.20)	$(0.61)	26%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	36,196,703	34,932,080	1,166,352	3.3%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$86,309	$133,926
Accounts receivable, net	28,160	24,249
Parts and supplies inventories	1,952	11,586
Aircraft held for sale	64,391	18,463
Prepaid expenses	20,574	27,091
Other current assets	20,540	34,042
Total current assets	221,926	249,357
Property and equipment, net	223,267	219,729
Operating lease right-of-use assets	104,927	111,886
Goodwill	208,786	209,897
Intangible assets, net	65,153	75,102
Restricted cash	33,766	30,577
Other non-current assets	68,741	72,266
Total assets	$926,566	$968,814

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$21,070	$19,039
Accounts payable	26,590	20,443
Accrued expenses	81,789	104,010
Deferred revenue, current	626,891	738,852
Other current liabilities	28,917	25,212
Total current liabilities	785,257	907,556
Long-term debt, net	581,184	316,358
Operating lease liabilities, non-current	112,158	121,067
Other non-current liabilities	8,265	15,934
Total liabilities	1,486,864	1,360,915

Equity:
Common Stock, $0.0001 par value; 75,000,000 authorized; 36,369,167 and 36,179,503 issued and 36,270,053 and 36,100,887 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	4	4
Additional paid-in capital	2,044,408	2,020,477
Accumulated deficit	(2,587,319)	(2,397,112)
Accumulated other comprehensive loss	(7,308)	(5,633)
Treasury stock, at cost, 99,114 and 78,616 shares, respectively	(10,082)	(9,836)
Total Wheels Up Experience Inc. stockholders’ equity	(560,298)	(392,101)
Non-controlling interests	—	—
Total equity	(560,298)	(392,101)
Total liabilities and equity	$926,566	$968,814

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(190,207)	$(181,612)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,834	33,700
Equity-based compensation	23,931	20,956
Payment-in-kind interest	31,551	26,492
Amortization of deferred financing costs and debt discount	21,292	5,694
Reserve for excess and obsolete inventory	4,984	—
Impairment on legacy fleet retirement	12,736	—
Gain on sale of aircraft held for sale	(7,464)	(9,429)
Loss (gain) on disposal of assets, net	4,730	(3,148)
Impairment of right-of-use assets	—	20,218
Other	2,963	(705)
Changes in assets and liabilities:
Accounts receivable	(4,062)	(4,965)
Parts and supplies inventories	4,651	(857)
Prepaid expenses	9,199	1,686
Other non-current assets	3,465	2,095
Accounts payable	6,269	4,748
Accrued expenses	(23,625)	2,731
Deferred revenue	(114,861)	(24,915)
Other assets and liabilities	(649)	(3,493)
Net cash used in operating activities	(191,263)	(110,804)

Cash flows from investing activities:
Purchases of property and equipment	(115,215)	(30,465)
Capitalized software development costs	(3,583)	(5,893)
Proceeds from sale of divested business, net	(204)
Proceeds from sale of aircraft held for sale, net	52,481	55,122
Other	—	1,150
Net cash (used in) provided by investing activities	(66,521)	19,914

Cash flows from financing activities:
Purchase of shares for treasury	(244)	(195)
Proceeds from long-term debt	353,114	19,551
Repayments of long-term debt	(136,879)	(36,898)
Payment of debt issuance costs	(2,222)	(18)
Net cash provided by (used in) financing activities	213,769	(17,560)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(413)	3,224

Net decrease in cash, cash equivalents and restricted cash	(44,428)	(105,226)
Cash, cash equivalents and restricted cash, beginning of period	164,503	246,468
Cash, cash equivalents and restricted cash, end of period	$120,075	$141,242

Definitions of Key Operating Metrics
Definitions of our key operating metrics are below. From time to time, we may adjust the definitions and calculations of our key operating metrics to reflect changes in our business or new data types, or to improve the accuracy and usefulness of such metrics. Our calculation of our key operating metrics may not be comparable to similarly titled measures reported by other companies.
Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs, Group Charter Flights and Cargo Services. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our ability to generate Flight revenue.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings for each Live Flight Leg.
Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations.
On-Time Performance (A-30). We define On-Time Performance (A-30) as the percentage of total flights flown that arrived within 30 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
3+ Hour Delay Rate. We define 3+ Hour Delay Rate as the percentage of total flights flown that were impacted by a departure delay of longer than three hours after the scheduled departure time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense and (v) other items not indicative of our ongoing operating performance, including but not limited to, restructuring and integration-related charges and non-cash gains and losses on sales of aircraft or other assets. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs.

We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.

Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility (as defined in our SEC filings), by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation.

Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts for the three and six months ended June 30, 2025 presented herein have been recast to reflect this change. Please refer to the heading titled “Update to Non-GAAP Definitions – Adjustments for Accounting Gains and Losses from Aircraft Sales” at the end of this press release for historical non-GAAP reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss for the quarterly periods beginning with the three months ended March 31, 2024 through the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024.

Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total Revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR
The following tables reconcile Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(107,249)	$(82,299)	$(190,207)	$(181,612)
Add back (deduct):
Interest expense	32,950	22,084	58,257	41,964
Interest income	(566)	(836)	(808)	(1,984)
Income tax (benefit) expense	(119)	959	390	1,037
Other expense, net	61	470	72	169
Depreciation and amortization	12,120	13,490	23,834	33,700
Loss on divestiture	507	—	507	—
Impairment on legacy fleet retirement	12,736	—	12,736	—
Gain on sale of aircraft held for sale	(590)	(2,203)	(3,098)	(8,754)
Loss on extinguishment of debt	25	22	42	60
Loss (gain) loss on disposal of assets, net	4,555	20	4,672	(3,269)
Equity-based compensation expense	12,543	8,295	23,931	20,956
Integration and transformation expense(1)	185	183	680	1,366
Fleet modernization expense(2)	—	7,972	—	13,119
Legacy fleet retirement(3)	6,091	—	11,075	—
Other(4)	589	625	1,201	21,367
Adjusted EBITDA(5)	$(26,162)	$(31,218)	$(56,716)	$(61,881)
Aircraft lease costs(6)	6,228	3,918	15,990	9,276
Adjusted EBITDAR(5)	$(19,934)	$(27,300)	$(40,726)	$(52,605)
__________________
(1)Consists of expenses associated with our global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4)For the three and six months ended June 30, 2026, primarily consists of on-going lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the six months ended June 30, 2025, primarily includes a one-time $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with our former New York City corporate office space.
(5)Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts have been recast to reflect this change. Adjusted EBITDA and Adjusted EBITDAR, as previously reported without any adjustment for (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, for the three months ended June 30, 2025, were $(29.0) million and $(25.1) million, respectively, and for the six months ended June 30, 2025, were $(53.2) million and $(43.9) million, respectively.
(6)Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.

Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$181,999	$189,637	$350,921	$367,167
Less: Cost of revenue	(160,314)	(173,955)	(319,510)	(332,379)
Less: Depreciation and amortization	(12,120)	(13,490)	(23,834)	(33,700)
Gross profit	9,565	2,192	7,577	1,088
Gross margin	5.3%	1.2%	2.2%	0.3%
Add back (deduct):
Depreciation and amortization	12,120	13,490	23,834	33,700
Equity-based compensation expense in Cost of revenue	60	100	110	178
Integration and transformation expense in Cost of revenue(1)	—	—	15	363
Fleet modernization expense in Cost of revenue(2)	—	7,725	—	10,782
Legacy fleet retirement-related expenses in Cost of revenue(3)	800	—	5,783	—
Other in Cost of revenue(4)	—	(437)	—	(600)
Adjusted Contribution	$22,545	$23,070	$37,319	$45,511
Adjusted Contribution Margin	12.4%	12.2%	10.6%	12.4%
__________________
(1)Consists of expenses associated with our global integration efforts, including charges for employee separation programs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4)Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Supplemental Revenue Information

	Three Months Ended June 30,		Change in
	2026	2025	$	%
Membership	$5,411	$7,474	$(2,063)	(28)%
Flight	157,709	158,330	(621)	—%
Other	18,879	23,833	(4,954)	(21)%
Total	$181,999	$189,637	$(7,638)	(4)%

	Six Months Ended June 30,		Change in
	2026	2025	$	%
Membership	$11,429	$16,663	$(5,234)	(31)%
Flight	301,247	305,898	(4,651)	(2)%
Other	38,245	44,606	(6,361)	(14)%
Total	$350,921	$367,167	$(16,246)	(4)%

Supplemental Expense Information

(In thousands)	Three Months Ended June 30, 2026
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$60	$301	$236	$11,946	$12,543
Integration and transformation	—	—	185	—	185
Legacy fleet retirement	800	—	—	5,292	6,092
Other	—	—	—	589	589

(In thousands)	Six Months Ended June 30, 2026
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$110	$464	$567	$22,790	$23,931
Integration and transformation	15	32	429	204	680
Legacy fleet retirement	5,783	—	—	5,292	11,075
Other	—	—	—	1,201	1,201

(In thousands)	Three Months Ended June 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$100	$330	$259	$7,606	$8,295
Integration and transformation	—	—	—	183	183
Fleet modernization expense	7,725	—	—	247	7,972
Other	(437)	—	—	1,062	625

(In thousands)	Six Months Ended June 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$178	$764	$500	$19,514	$20,956
Integration and transformation	363	—	500	503	1,366
Fleet Modernization	10,782	—	72	2,265	13,119
Other	(600)	—	—	21,967	21,367

Update to Non-GAAP Definitions – Adjustments for Accounting Gains and Losses from Aircraft Sales

Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, as presented for purposes of the Adjusted EBITDA and Adjusted EBITDAR non-GAAP reconciliations, are non-operating items that are included in the computation of Net loss in the condensed consolidated statements of operations. Management believes that including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt in the non-GAAP reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss improves the usefulness and clarity of our non-GAAP financial measures by removing the impact of accounting gains or losses generated from aircraft dispositions and related debt repayments that are not indicative of our core operating performance.

This update has no effect on any of our previously reported GAAP results. The historical non-GAAP reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss under the previous definition are included below, and are followed by tables that reflect the updated definition that adjusts for (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt for such non-GAAP financial measures for the quarterly periods beginning with the three months ended March 31, 2024 through the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024.

Reconciliation of Adjusted EBITDA and Adjusted EBITDAR to Net income (loss) (Updated Definition – in thousands)

	Three Months Ended									Year Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2025	December 31, 2024
Net loss	$(82,958)	$(28,875)	$(83,730)	$(82,299)	$(99,313)	$(87,538)	$(57,731)	$(96,973)	$(97,393)	$(294,217)	$(339,635)
Add back (deduct):
Interest expense	25,307	24,996	23,510	22,084	19,880	18,089	16,041	16,667	14,555	90,470	65,352
Interest income	(242)	(405)	(631)	(836)	(1,148)	(922)	(907)	(285)	(56)	(3,020)	(2,170)
Income tax expense (benefit)	509	1,134	1,332	959	78	494	405	441	(114)	3,503	1,226
Other expense (income), net	11	1,248	(4)	470	(301)	218	149	221	129	1,413	717
Depreciation and amortization	11,714	13,545	13,926	13,490	20,210	13,074	12,484	15,593	15,395	61,171	56,546
Change in fair value of warrant liability	—	—	—	—	—	17	(107)	70	28	—	8
Loss (gain) on divestiture	—	152	(1,833)	—	—	1,400	—	—	(3,403)	(1,681)	(2,003)
Loss (gain) on disposal of assets, net	117	(1,211)	(480)	20	(3,289)	1,538	(70)	(136)	1,963	(4,960)	3,295
Equity-based compensation expense	11,388	11,975	12,499	8,295	12,661	12,613	7,885	14,268	11,211	45,430	45,977
Integration and transformation expense(1)	494	1,021	2,866	183	1,183	—	—	—	—	5,253	—
Fleet modernization expense(2)	—	9,008	8,697	7,972	5,147	28,135	—	—	—	30,824	28,135
Legacy fleet retirement(3)	4,984	—	—	—	—	—	—	—	—	—	—
Restructuring charges(4)	—	—	—	—	—	365	970	4,371	2,144	—	7,850
Atlanta Member Operations Center set-up expense(5)	—	—	—	—	—	—	—	458	3,023	—	3,481
Certificate consolidation expense(6)	—	—	—	—	—	794	1,143	3,674	1,138	—	6,749
Other(7)	613	340	624	625	20,742	416	(244)	4,276	2,151	22,331	6,599
Adjusted EBITDA (previous definition)	$(28,063)	$32,928	$(23,224)	$(29,037)	$(24,150)	$(11,307)	$(19,982)	$(37,355)	$(49,229)	$(43,483)	$(117,873)
Aircraft lease costs(8)	9,762	3,980	3,573	3,918	5,358	8,133	8,387	8,596	8,143	16,829	33,260
Adjusted EBITDAR (previous definition)	$(18,301)	$36,908	$(19,651)	$(25,119)	$(18,792)	$(3,174)	$(11,595)	$(28,759)	$(41,086)	$(26,654)	$(84,613)

	Three Months Ended									Year Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2025	December 31, 2024
Adjusted EBITDA (previous definition)	$(28,063)	$32,928	$(23,224)	$(29,037)	$(24,150)	$(11,307)	$(19,982)	$(37,355)	$(49,229)	$(43,483)	$(117,873)
Adjustments:
(Gain) loss on sale of aircraft held for sale	(2,508)	(39,272)	(3,737)	(2,203)	(6,551)	(1,942)	(190)	234	(2,724)	(51,763)	(4,622)
Loss on extinguishment of debt	(17)	(40)	(19)	(22)	(38)	(14,914)	(289)	(805)	(1,706)	(119)	(17,714)
Adjusted EBITDA (updated definition)	$(30,588)	$(6,384)	$(26,980)	$(31,262)	$(30,739)	$(28,163)	$(20,461)	$(37,926)	$(53,659)	$(95,365)	$(140,209)

	Three Months Ended									Year Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2025	December 31, 2024
Adjusted EBITDAR (previous definition)	$(18,301)	$36,908	$(19,651)	$(25,119)	$(18,792)	$(3,174)	$(11,595)	$(28,759)	$(41,086)	$(26,654)	$(84,613)
Adjustments:
(Gain) loss on sale of aircraft held for sale	(2,508)	(39,272)	(3,737)	(2,203)	(6,551)	(1,942)	(190)	234	(2,724)	(51,763)	(4,622)
Loss on extinguishment of debt	(17)	(40)	(19)	(22)	(38)	(14,914)	(289)	(805)	(1,706)	(119)	(17,714)
Adjusted EBITDAR (updated definition)	$(20,826)	$(2,404)	$(23,407)	$(27,344)	$(25,381)	$(20,030)	$(12,074)	$(29,330)	$(45,516)	$(78,536)	$(106,949)
__________________
(1)Consists of expenses associated with the Company’s global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4)Includes charges for contract termination fees and employee separation programs as part of our cost reduction and strategic business initiatives.
(5)Consists of expenses associated with establishing our Member Operations Center located in the Atlanta, Georgia area and its operations, primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees.
(6)Consists of expenses incurred to execute the consolidation of our U.S. Federal Aviation Administration operating certificates, primarily related to pilot training and retention programs, and consultancy fees associated with planning and implementing the consolidation process.
(7)For the three months ended March 31, 2026, primarily consists of on-going lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the three months ended March 31, 2025 and year ended December 31, 2025, includes a $20.2 million non-cash, pre-tax right-of-use asset impairment charge associated with vacating our former New York City corporate office space for a smaller, centralized location and related on-going lease costs for the vacated space. For each of the three months ended March 31, 2024, June 30, 2024 and September 30, 2024 and the year ended December 31, 2024, includes collections of certain aged receivables, which were added back to Net loss in the reconciliation presented for the year ended December 31, 2022. For the three months ended March 31, 2024 and year ended December 31, 2024, includes (i) reserves and/or write-off of certain aged receivables associated with the aircraft management business divested on September 30, 2023 and (ii) expenses associated with ongoing litigation matters. For the three months ended June 30, 2024 and year ended December 31, 2024, includes amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
(8)Aircraft lease costs are reflected in Cost of revenue on the consolidated statement of operations for the applicable period. We started reporting Adjusted EBITDAR beginning with the three months ended March 31, 2025.